Assignment, Conveyance, and Bill of Sale

State of Texas)

County of King)

Assignor: Earthbound Resources, LLC

114 Edwards Street

Merkel, TX 79536

Assignee: International Western Petroleum, Inc.

5525 N. MacArthur Blvd, Suite 280

Irving, TX 75038

Effective Date: December 1, 2016

For and in consideration of the sum of $100,000.00 and other good and valuable consideration, cash in hand paid, the receipt and sufficiency of which is hereby acknowledged, Assignor, named above, hereby GRANTS, SELLS, and ASSIGNS to the Assignee, named above, the following properties INSOFAR AND ONLY INSOFAR AS IT COVERS THE FOLLOWING DESCRIBED LANDS AS TO ALL DEPTHS:

Those certain Oil and Gas Leases made and entered into by Hyte Ann Living Trust, John Ratliff, Trustee, Patsy M. Alverson, Executrix of the Estate of Mary Jones, Deceased, Esther L. McMurtry, Bobbie Marie Eoff Campbell, John Dexter Eoff, Jerry Len Eoff, Linda J. Davis, Robert E. Douglas, Donald A.W. Douglas, Sandra L. Douglas, and Fleischaker Mineral Company, as Lessors, and Bullet Development, LLC. As Lessee, originally covering all of the D. Blankenship Survey, Section 4, comprising some 640 acres, more or less, King County, Texas, said Oil and Gas Leases being recorded in the office of the County Clerk, King County, Texas, in Volume 83, at page Nos. 446, 357,354, 351, 348, 345, 342, 339, 336, 333, and 330, reference to which is here made for all purposes.

The interest herby assigned and conveyed shall be 100% of a seventy percent (70%) net revenue interest, same being subject to royalties, overriding royalties, and other burdens, aggregating to thirty percent (30%) of gross production.

Assignor and Assignee each agree, one to the other, to indemnify and save and hold harmless each from and against all claims, costs, expenses, and liabilities with respect to the subject properties which accrue or relate to operations as to the subject properties.

So long as authorized by applicable law, each of the parties will do, execute, acknowledge, and deliver all and every such further acts, conveyances, transfer orders, division orders, notices, releases, Railroad Commission documents, acquittances, and such other instruments as may be necessary or appropriate or fully to assure to each of the party hereto, or its successors or assigns, all of the respective properties, rights, titles, interests, estates, remedies, powers, and privileges by this instrument granted, conveyed, assigned, and transferred or otherwise vested in such other party or intended so to be. Assignor additionally transfers to Assignee the same respective proportionate share in all personal property, 3D seismic data, maps and equipment used or obtained in connection therewith.

This assignment is made without warranty express or implied, but is made, however, with full rights of substitution and subrogation of Assignee to the extent of the interests herein assigned, in and to all covenants and warranties of title by others heretofore given or made with respect to the interests herein assigned and conveyed, or any part thereof. All of the terms, provisions, covenants, and agreements herein contained shall extend to and be binding upon the parties hereto, their respective heirs, successors and assigns.

In Testimony Whereof, this instrument is executed this 5 day of December, 2016.

Assignor:

EARTHBOUND RESOURCES, LLC.

By: ______________________

Andy Miller, Member/Manager

THE STATE OF TEXAS)

COUNTY OF Taylor)

This instrument was acknowledged before me on the 5 day of December, 2016, by Andy Miller Member/Manager of Earthbound Resources, LLC on behalf of said limited Liability Company.

____

NOTARY PUBLIC, STATE OF TEXAS

LAURA M SALAZAR
Notary Public, State of Texas
Comm. Expires 02-13-2020
Notary ID 12888316-3

Assignee:

INTERNATIONAL WESTERN PETROLUEM, INC

By:______________________

Ross Ramsey, President/CEO

THE STATE OF TEXAS)

COUNTY OF Parker)

This instrument was acknowledged before me on the 6th day of December, 2016, by Ross Ramsey, the President and CEO of International Western Petroleum on behalf of said corporation.

NOTARY PUBLIC
STATE OF TEXAS
JEFF D PACKARD
My Commission Expires
March 25, 2017

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NOTARY PUBLIC, STATE OF TEXAS